Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of December 1996
Distribution Date of January 15, 1997

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                 $59,198,061.43
Beginning Pool Factor                       0.2114054

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,337,885.58
  Interest Collected                      $390,762.26

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $259,757.38
Total Additional Deposits                 $259,757.38

Repos/Chargeoffs                           $30,149.48
Aggregate Number of Notes Charged Off              28

Total Available Funds                   $4,857,414.98

Ending Pool Balance                    $54,961,016.61
Ending Pool Factor                          0.1962743

Servicing Fee                             $ 49,331.72

Repayment of Servicer Advances            $130,990.24

Reserve Account:
  Beginning Balance                     $5,945,762.48
  Target Percentage                              6.50%
  Target Balance                        $5,600,429.43
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(345,333.05)
  Ending Balance                        $5,600,429.43

Current Weighted Average APR:                   8.394%
Current Weighted Average
  Remaining Term (months):                      19.14

                                             Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             614,285.08      542
    31-60 days                             131,894.20      110
    60+ days                                62,300.00       33

    Total                                  808,479.28      550

  Balances:  60+ days                    1,032,680.99       33

Memo Item - Reserve Account

  Prior Month                           $5,919,806.14
  + Invest. Income                          25,956.34
  + Transfer from Collections Account            0.00
    Beginning Balance                   $5,945,762.48

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of December 1996

                                                               NOTES
                                                     CLASS A-1
                                     TOTAL        (MONEY MARKET)    CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:              $280,021,471.35  $89,606,000.00  $180,614,000.00    $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%            4.50%
 Turbo Percentages                                       100.00%            0.00%            0.00%
 Coupon                                                   4.531%           5.930%           6.260%

Beginning Pool Balance            $59,198,061.43
Ending Pool Balance               $54,961,016.61
Collected Principal                $4,206,895.34
Collected Interest                   $390,762.26
Charge-Offs                           $30,149.48
Liquidation Proceeds/Recoveries      $259,757.38
Servicing                             $49,331.72
Cash Transfer to Reserve Account           $0.00
  Total Collections Available      $4,808,083.26
    for Debt Service

Beginning Balance                 $53,382,785.70           $0.00   $49,747,785.20    $3,635,000.50

Interest Due                         $264,799.56           $0.00      $245,836.97       $18,962.59
Interest Paid                        $264,799.56           $0.00      $245,836.97       $18,962.59
Principal Due                      $4,237,044.82           $0.00    $4,046,377.80      $190,667.02
Principal Paid                     $4,237,044.82           $0.00    $4,046,377.80      $190,667.02
Turbo Principal                            $0.00           $0.00            $0.00            $0.00

Ending Balance                    $49,145,740.88           $0.00  $ 45,701,407.40    $3,444,333.48
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.2530335821     0.3514098401

Total Distributions                $4,501,844.38           $0.00    $4,292,214.77      $209,629.61

Interest Shortfall                         $0.00           $0.00            $0.00            $0.00
Principal Shortfall                        $0.00           $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00            $0.00

Excess Servicing                     $306,238.88

Beginning Reserve Account Balance  $5,945,762.48   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      $(345,333.05)
Ending Reserve Account Balance     $5,600,429.43

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of December 1996


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                 5              4               3              2                1
                              Aug 1996       Sep 1996        Oct 1996        Nov 1996        Dec 1996
Beg. Pool Balance         $78,247,021.08  $72,892,189.90  $68,378,586.60  $63,352,416.13  $59,198,061.43

A) Loss Trigger:
Principal of Contracts
  Charged off                $239,575.02      $22,663.64     $139,276.75     $102,684.32      $30,149.48
Recoveries                    $77,252.07      $93,907.22     $162,015.05     $211,505.35     $259,757.38

Total Charged off
  (Months 5,4,3)             $401,515.41
Total Recoveries
  (Months 3,2,1)              633,277.78
Net Loss/(Recoveries)
  for 3 Mos.                ($231,762.37)(a)

Total Balance
  (Months 5,4,3)         $219,517,797.58(b)

Loss Ratio Annualized [(a/b)(12)] -1.2669%

Trigger:  Is Ratio> 1.5%           No

B) Delinquency Trigger:
   Balance delinquency 60+ days                               $85,734.39     $584,210.21   $1,032,680.99
   As % of Beginning Pool Balance                               0.12538%        0.92216%        1.74445%
   Three Month Average                                          0.32664%        0.51972%        0.93066%

Trigger:  Is Average> 2.0%          No

C) Noteholders Percent Trigger:     2.0000%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%          No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer